EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Primex Technologies, Inc. 2000 Long Term Incentive Plan of our report dated January 31, 2000, with respect to the consolidated financial statements of Primex Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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Ernst & Young LLP

Tampa, Florida
March 17, 2000